UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

LIPOCINE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	99-0370688
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

675 Arapeen Drive, Suite 202 Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☒

Securities Act registration statement number to which the form relates: 333-190897

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

Item 1.	Description of Registrant’s Securities to be Registered.

Lipocine Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-190897), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, as filed separately by the Registrant with the Commission on September 27, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is hereby incorporated by reference herein.

Item 2.	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Lipocine Inc.

Date: October 21, 2013	By:	/s/ Morgan Brown
		Name:	Morgan Brown
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File Date	File Number	Exhibit

3.1	Amended and Restated Certificate of Incorporation	8-K	July 25, 2013	333-178230	3.2

3.2	Amended and Restated Bylaws	8-K	July 25, 2013	333-178230	3.3

4.1	Form of Common Stock certificate	8-K	July 25, 2013	333-178230	4.1